UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 14, 2025
CAVCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On July 14, 2025, Cavco Industries, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cavco Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), American Homestar Corporation, a Texas corporation (“American Homestar”), and Craig Reynolds, solely in his capacity as representative of the securityholders of American Homestar (the “Shareholder Representative”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into American Homestar (the “Merger”), with American Homestar surviving the Merger as a wholly owned subsidiary of the Company, in accordance with the terms of the Merger Agreement, the Texas Business Organizations Code, and the General Corporation Law of the State of Delaware. The Merger Agreement was unanimously approved by the Company’s board of directors.

The Merger Agreement provides that at the effective time of the Merger (the “Effective Time”), the Company will acquire American Homestar for a base purchase price of $190,000,000 in cash (the “Base Merger Consideration”), subject to the conditions of the Merger Agreement. At the Effective Time: (i) each share of Class A common stock of American Homestar, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically cancelled and converted into the right to receive a portion of the Base Merger Consideration, subject to customary adjustments as outlined in the Merger Agreement; (ii) each restricted share of Common Stock issued and outstanding prior to the Effective Time will vest in full, the restrictions thereon will lapse, and such shares will be treated as Common Stock with the right to receive a portion of the Base Merger Consideration, subject to customary adjustments as outlined in the Merger Agreement; and (iii) each share of Common Stock held in the treasury of American Homestar or any of its subsidiaries immediately prior to the Effective Time will automatically be cancelled and will cease to exist, with no consideration paid in exchange for such shares. The Base Merger Consideration will be subject to customary adjustments, including, among others, adjustments for indebtedness, working capital, and other items as set forth in the Merger Agreement.

The Merger Agreement includes representations, warranties, and covenants of the parties that are customary for a transaction of this nature. Among other things, American Homestar has agreed to conduct its operations in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time. Other than with respect to claims for fraud, the representations and warranties set forth in the Merger Agreement will expire upon consummation of the Merger. The Company has obtained a representations and warranties insurance policy, pursuant to which the Company may obtain insurance recoveries for breaches of representations and warranties of American Homestar under the Merger Agreement, subject to certain limitations and exclusions.

The consummation of the Merger and the payment of the Base Merger Consideration by the Company are subject to the satisfaction or waiver of customary closing conditions, which include, among other things: (i) the approval of the Merger Agreement and the transactions contemplated therein, including the Merger, by the holders of at least 80% of the total voting power of the outstanding capital stock of American Homestar; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) each party’s material compliance with its covenants; (iv) the absence of breaches of each party’s representations and warranties (subject to materiality exceptions); and (v) the absence of a material adverse effect on the businesses of the Company or American Homestar.

The Merger Agreement contains customary termination rights for both the Company and American Homestar, including, among others, if the Merger is not consummated on or before October 31, 2025. Upon termination of the Merger Agreement, under specified circumstances, American Homestar will be required to pay the Company a termination fee of $6,000,000. Such circumstances include termination of the Merger Agreement in connection with American Homestar accepting and entering into a binding contract to consummate a proposal from a third party (other than the Company) for a merger, debt or equity capitalization, sale of all or a majority of its assets, or a similar transaction.
The parties expect the Closing to occur in the Company’s third quarter of fiscal year 2026.

Additional Information

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms; it is not intended to provide any other factual information about the Company or American Homestar. The representations, warranties, and covenants contained in the Merger Agreement, which the respective parties made to each other as of the date of the Merger Agreement or as of other specific dates, were made solely for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement.

The representations, warranties, and covenants in the Merger Agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly, are subject to a contractual standard of materiality different from that generally applicable to stockholders, and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that these schedules contain information that is material to an investment decision. Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company or American Homestar.

Item 7.01. Regulation FD Disclosure

On July 14, 2025, the Company issued a press release announcing the planned acquisition of American Homestar. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company announced in the press release that its management will be hosting a conference call and webcast on July 16, 2025, at 1:00 p.m. ET to discuss the transaction. Interested parties can access a live webcast of the conference call at https://investor.cavco.com.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions that the forward-looking information presented in this Current Report is not a guarantee of future events, and that actual events and results may differ materially from those made in, or suggested by, the forward-looking information contained in this Current Report. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue,” or the negative thereof, or variations thereon, or similar terminology.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements, including, but not limited to: (i) the risk that the proposed Merger may not be completed in a timely manner or at all; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals; (iii) the occurrence of any event, change, or circumstance that could give rise to the termination of the Merger Agreement; (iv) the effect of the announcement of the proposed transaction on the Company’s business relationships, operating results, and business generally; (v) unexpected costs, charges, or expenses resulting from the proposed Merger; and (vi) other risks described in the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, filed with the SEC on May 23, 2025.

Any forward-looking information presented herein is made only as of the date of this Current Report, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated July 14, 2025, by and among Cavco Industries, Inc., Cavco Merger Sub, Inc., American Homestar, Inc., and the Shareholder Representative party thereto.*
99.1	Press Release, dated July 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Seth Schuknecht
Seth Schuknecht
Executive Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary

Date:	July 14, 2025